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                                                                      EXHIBIT 21

             SUBSIDIARIES OF CONNECTICUT WATER SERVICE, INC. (CTWS)

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
                                                                                            PERCENTAGE OF SUBSIDIARY OWNED BY
NAME                                                 STATE OF INCORPORATION                 CTWS (directly or indirectly)
The Connecticut Water Company                        Connecticut                            100%
The Gallup Water Service, Inc.                       Connecticut                            100%
Crystal Water Utilities Corporation                  Connecticut                            100%
Crystal Water Company of Danielson                   Connecticut                            100%
Chester Realty, Inc.                                 Connecticut                            100%
Connecticut Water Utility Services, Inc.             Connecticut                            100%
Connecticut Water Emergency Services, Inc.           Connecticut                            100%
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